UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 4, 2013

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 1, 2013, William C. Enloe tendered his resignation as Chief Executive Officer and President of Trinity Capital Corporation ("Trinity") and as Chief Executive Officer of its subsidiaries Los Alamos National Bank ("LANB") and Title Guaranty & Insurance Company ("Title Guaranty") effective immediately.  Mr. Enloe also resigned as Chairman and director of LANB and as a director of Trinity and Title Guaranty.  Mr. Enloe's resignation was not a result of any disagreement with Trinity on any matters relating to their operations, policies or practices.

The Board of Directors has initiated a search for the new Chief Executive Officer.  Steve Wells, President of the Bank and Secretary of Trinity, will serve as the Principal Executive Officer of Trinity until a new Chief Executive Officer is named.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION
Dated: February 4, 2013	By:	/s/ Steve W. Wells
Steve W. Wells